Exhibit 5





                                                              September 17, 2004



Starcraft Corporation
1123 South Indiana Avenue
Goshen Indiana 46526


Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 (file no. 333-118716) (the "Registration Statement") filed by Starcraft Corporation, an Indiana corporation (the "Corporation"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration under the Act of up to 1,671,539 shares of common stock, without par value, of the Corporation (the "Shares") for resale by the selling shareholders named in the Registration Statement, which Shares may be acquired by such selling shareholders through the exercise of the conversion rights set forth in those certain Convertible Subordinated Promissory Notes of the Corporation dated July 12, 2004 (the "Notes").

     In connection with your request, we have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

     Based on that examination and investigation, it is our opinion that, subject to (i) the Corporation's compliance with the Act and the securities laws of all jurisdictions in which the Shares may be sold by the selling shareholders named in the Registration Statement, and (ii) with respect to the issuance of Shares at the election of the Corporation under Article 9 of the Notes in kind in respect of obligations to pay principal or interest thereunder, approval by the board of directors of the specific number of shares so issuable, the Shares will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Barnes & Thornburg LLP

                                           BARNES & THORNBURG LLP